EXHIBIT D-3

                                 STATE OF MAINE
                          PUBLIC UTILITIES COMMISSION
                                242 STATE STREET
                             18 STATE HOUSE STATION
                                 AUGUSTA, MAINE
                                   04333-0018                WILLIAM M. NUGENT
THOMAS L. WELCH                                              STEPHEN L. DIAMOND

   CHAIRMAN                                                     COMMISSIONERS

                                February 5, 2001





Secretary Jonathan G. Katz
Office of the Secretary
Securities and Exchange Commission
450 Fifth St., N.W.
Washington, D.C.  20549

        Re:  Bangor Hydro-Electric Company

Dear Secretary Katz:

        In connection with the proposed acquisition of Bangor Hydro-Electric Company (BHE) by Emera, Inc., the Maine Public Utilities Commission hereby certifies to the Securities Exchange Commission pursuant to 15 U.S.C. ss. 79z-5b(a)(2) that the PUC has the authority and resources to protect BHE ratepayers subject to its jurisdiction and intends to exercise its authority.

                                        Sincerely,



                                        Dennis L. Keschl
                                        Administrative Director

DLK/llp

cc:  Bill Harwood
Phone:  (207) 287-3831 (voice)
TTY:  1-800-437-1220
Fax:  (207) 281-10__